SCHEDULE II
                    INFORMATION WITH RESPECT TO
               TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                 SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CABLEVISION SYS CORP
GABELLI FUNDS, INC.
          GABELLI VALUE FUND
                    2/06/96            4,500            58.5222
                    1/31/96           12,500            56.4422
                    1/30/96            3,000            56.4250
          THE GABELLI EQUITY TRUST,INC.
                    1/31/96           10,000            56.1250
          THE GABELLI EQUITY TRUST,INC.
                    1/31/96            2,000            56.4422

GAMCO INVESTORS, INC.
                    2/06/96            2,000-           55.2500
                    2/06/96              500            58.0000
                    2/06/96           28,100            58.1882
                    2/06/96            2,300            58.2500
                    2/06/96            5,000            58.3750
                    2/05/96            2,000            55.2500
                    2/05/96            2,000            57.5000
                    2/05/96            2,000            58.2188
                    2/05/96            3,000            58.3750
                    2/05/96            3,000            58.6042
                    2/02/96           16,200            57.7816
                    2/01/96            4,700            56.6489
                    1/31/96            5,000            56.0000
                    1/31/96           21,300            56.4272
                    1/29/96            6,500            56.1923
                    1/29/96            3,000            56.5000
                    1/29/96            2,500            56.7500
                    1/26/96            6,000            56.6146
                    1/26/96            7,500            56.7500

PREFERRED CONVERTIBLE STOCK-CABLEVISION SYS CV P
GABELLI FUNDS, INC.
          THE GABELLI COUCH POTATO FUND
                    2/01/96            1,000-           28.3241
          THE GABELLI ABC FUND
                    2/02/96            7,000-           28.9383

GAMCO INVESTORS, INC.
                    2/05/96              500-           29.0000
                    2/01/96            5,000            28.7500



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.


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